Exhibit 99.1

Mondee Announces Second Quarter 2022 Financial Results

- Gross Revenue of $614.8M Increased 180% Year-Over-Year

- Net Revenue of $42.7M Increased 81% Year-Over-Year

- Adjusted EBITDA of $4.4M Increased from $0 in the Same Quarter Last Year

- Initiates 2022 Annual Guidance of Net Revenue Expected to Reach $150-160M

- Began Trading July 19th on the Nasdaq under the “MOND” ticker

AUSTIN, Texas - Mondee Holdings, Inc. (Nasdaq: MOND) (“Mondee” or the “Company”), the high-growth, travel technology company and marketplace, with a portfolio of globally recognized platforms and brands in the leisure and corporate travel sectors, today announced financial results for the second quarter ended June 30, 2022. Mondee completed a business combination with ITHAX Acquisition Corp., a Cayman Islands exempted company (“ITHAX”), on July 18, 2022 and since July 19, 2022, it has been trading on The Nasdaq Stock Market (“Nasdaq”) under the ticker symbol “MOND”.

“We are thrilled to commence our journey as a Nasdaq-listed company with a year-over-year improvement of nearly 3x in gross revenue and nearly 2x in net revenue in the second quarter, driven by adoption of our next-gen travel-tech platform, recovery in international leisure travel, and agile go-to-market investments. In addition, as we scale, we continue to deliver profitability with adjusted EBITDA doubling quarter-over-quarter,” said Prasad Gundumogula, Chairman, Chief Executive Officer, and Founder of Mondee. “This high-growth performance has been achieved despite some inflation and recession headwinds in addition to travel restrictions continuing to impact our key Asian markets,” continued Mr. Gundumogula. “We look forward to leveraging our publicly-traded status and post-merger capital structure to execute acquisitions of companies that fit our strategic vision.”

Second Quarter 2022 Financial Highlights

●	Gross revenue of $614.8 million was up 180% year-over-year as compared to $219.7 million in the second quarter of 2021 (“2Q21”).
●	Net revenue of $42.7 million was up 81% year-over-year as compared to $23.6 million in 2Q21.
●	Net Loss was $2.1 million, an improvement of $10.8 million as compared to a 2Q21 Net Loss of $12.9 million.
●	Adjusted EBITDA was $4.4 million, an improvement of $4.4 million as compared to a 2Q21 Adjusted EBITDA of $0.0.

Financial Summary and Operating Results

Year-Over-Year Quarterly Comparison

	For the quarter ended June 30*		Year-Over-Year Δ
	2Q22 Actual	2Q21 Actual		%
Transactions	549,729	377,720	172,009	45.5%
Revenue, Gross	$614.8	$219.7	$395.1	179.8%
Revenue, Net	$42.7	$23.6	$19.1	80.9%
Net Income (Loss)	$(2.1)	$(12.9)	$10.8	83.7%
Loss per share (EPS)	$(0.03)	$(0.16)	$0.13	83.7%
Adjusted EBITDA	$4.4	$(0.0)	$4.4	n/m
Adjusted Net Income (Loss)	$(3.0)	$(6.3)	$3.3	53.0%
Adjusted EPS	$(0.03)	$(0.07)	$0.04	53.0%

Quarter-Over-Quarter 2022 Comparison

	For the quarters ended June 30*and March 31*		Quarter-Over-Quarter Δ
	2Q22 Actual	1Q22 Actual		%
Transactions	549,729	462,931	86,798	18.7%
Revenue, Gross	$614.8	$469.3	$145.5	31.0%
Revenue, Net	$42.7	$37.7	$5.0	13.3%
Net Income (Loss)	$(2.1)	$(7.0)	$4.9	70.0%
Loss per share (EPS)	$(0.03)	$(0.09)	$0.06	70.0%
Adjusted EBITDA	$4.4	$2.2	$2.2	100.2%
Adjusted Net Income (Loss)	$(3.0)	$(4.4)	$1.5	33.0%
Adjusted EPS	$(0.03)	$(0.05)	$0.02	33.0%

Year-Over-Year Six-Month Comparison

	For the six months ended June 30*		Year-Over-Year Δ
	2022 Actual	2021 Actual		%
Transactions	1,012,660	640,426	372,235	58.1%
Revenue, Gross	$1,078.1	$370.2	$707.9	191.2%
Revenue, Net	$80.3	$37.1	$43.3	116.8%
Net Income (Loss)	$(9.1)	$(25.6)	$16.5	64.5%
Loss per share (EPS)	$(0.11)	$(0.32)	$0.20	64.5%
Adjusted EBITDA	$6.6	$(4.0)	$10.6	n/m
Adjusted Net Income (Loss)	$(8.2)	$(16.6)	$8.3	50.3%
Adjusted EPS	$(0.09)	$(0.18)	$0.09	50.3%

*in millions, except transactions, per share data, and percentages

*Note that second quarter 2022 financial results of Mondee do not give effect to the business combination with ITHAX.

Financial Commentary

“We are excited by the continued growth of adjusted EBITDA profitability, especially given that our second-quarter performance was driven entirely by organic revenue growth. We have used part of the liquidity provided by our business combination with ITHAX to optimize our capital structure, which also serves to reduce interest expense going forward. We are now turning our attention towards implementing our planned M&A strategy,” said Dan Figenshu, Chief Financial Officer of Mondee.

Financial 2022 Outlook

Mondee is providing the following projections for its full-year ending December 31, 2022. We expect to continue delivering profitable growth despite a backdrop of global inflation and an evolving travel recovery.

●	Net Revenue is projected to be in the range of $150 million to $160 million, representing year-over-year growth of 66% at the midpoint.

●	Adjusted EBITDA is projected to be in the range of $15 million to $22 million, representing year-over-year growth of 436% and a margin of 12% at the midpoint.

Business Highlights

●	Mondee completed its business combination with ITHAX on July 18, 2022 and started trading on Nasdaq under the ticker “MOND” as of July 19, 2022. The Company announced a new board of directors with diverse and extensive experiences in public companies, including Orestes Fintiklis’ appointment as Vice Chairman and Chief Strategy and Business Development Officer.

●	The Company added another dimension to its global content hub in the activities and events space to include access to theme parks, theater tickets, and sporting events through its strategic partnership with EBG Solutions (“EBG”). In addition, Mondee will provide its technology platform to EBG to include packaged travel solutions for an extensive set of travel and airline products .
●	The Company expanded access through multiple closed-user groups to over 125 million members, up from the 10 million announced in the first quarter of 2022, for its TripPlanet and white labeled solutions. This expansion of access was accomplished largely through strategic partnerships with groups like Gallagher Affinity and more recently EBG, the latter with more than 40,000 participating companies. Attention is now turning to increasing the adoption rate within this expansive network.

●	During the first half of 2022 travel-recovery, Mondee launched agile, targeted marketing initiatives to capitalize on the earliest opening international markets, resulting in 218% growth in its European-region business, taking this region to 27% of total mix of transactions, in June 2022 from 12% in January 2022.

Conference Call Information

Mondee will host a conference call today at 5:30 a.m. (PST) / 7:30 a.m. (CST) / 8:30 a.m. (EST) to discuss its financial results with the investment community. A live webcast of the event will be available on the Mondee Investor Relations website at http://investors.mondee.com. A live dial-in is available domestically at (844) 200-6205 and internationally at +1 (929) 526-1599, passcode 315548.

A webcast replay will be available on the Mondee Investor Relations website and an audio replay will be available domestically at (866) 813-9403 or internationally at +44 (204) 525-0658, passcode 920386, until midnight (ET) September 5, 2022.

About Mondee

Mondee is a group of leading travel technology, service, and content companies driving disruptive innovative change in the leisure and corporate travel markets. They deliver a revolutionary technology platform of SaaS, mobile, and cloud products and services to a global customer base, processing over 50 million daily searches and multi-billion dollars of transactional volume yearly. The Company is connecting a network of 50,000+ leisure travel advisors and gig economy workers to 500+ airlines and over 1 million hotel and vacation rentals, packaged solutions and ancillary offerings. Founded in 2011, Mondee is headquartered in Austin, Texas, with 17 offices in the USA and Canada, and operations in India, Thailand, and Ireland. On July 18, 2022, Mondee completed a business combination with ITHAX and has been trading as a publicly listed company on Nasdaq since July 19, 2022 under the ticker symbol “MOND”. For more information, please visit https://www.mondee.com.

Non-GAAP Measurements:

In addition to disclosing financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release and the accompanying tables include adjusted EBITDA non-GAAP net income, and non-GAAP EPS.

These non-GAAP financial measures are not calculated in accordance with GAAP as they have been adjusted to exclude the effects of stock-based compensation expenses, provision for income taxes, and the impacts of depreciation and amortization. We define Adjusted EBITDA as net loss before depreciation and amortization, provision for income taxes, interest expense (net), other income net, stock-based compensation, and gain on forgiveness of PPP loans. Non-GAAP net income (loss) is defined as net loss before the impacts of amortization of intangibles, provision for income taxes, stock-based compensation, and one time items. Non-GAAP net income (loss) per share is defined as non-GAAP net income (loss) on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding.

We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to adjusted EBITDA and non-GAAP net loss/ income, we believe these non-GAAP financial measures are useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense and other one-time expenses. We also believe non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.

We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, and to evaluate the effectiveness of our business strategies. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.

These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of the non-GAAP financial measure to the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss/ income and non-GAAP net loss/ income per share in conjunction with net loss and net loss per share.

Operating Metrics:

This press release also includes certain operating metrics that we believe are useful in providing additional information in assessing the overall performance of our business.

Transactions are defined as the aggregation of transactions handled by our platform between a third party seller or service provider and the ultimate consumer. A single transaction could include an airline ticket, a hotel or hospitality accommodation, and any number of ancillaries offered on the platform. We generate revenue from service fees earned on these transactions and, accordingly our revenue increases or decreases based on the increase or decrease in either or both the number or value of transactions we process. Revenue will increase as a result of an increase in the number of customers using Mondee’s platform and/or as a result of an increase in service fees from higher value services offered on the platform.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of federal securities law. Forward-looking statements can be identified by words such as: “believe,” “can”, “"may,” “expects,” “intends,” “potential,” “plans,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future growth, performance, business prospects and opportunities, future plans and intentions or other future events are forward looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. The Company cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the ability to implement business plans, forecasts, and other expectations after the recently completed business combination between ITHAX Acquisition Corp. and Mondee Holdings II, Inc., the outcome of any legal proceedings that may be instituted against the Company or others and any definitive agreements with respect thereto, the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees, the ability to meet Nasdaq’s listing standards, and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s registration statement on Form S-4 relating to the business combination declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 27, 2022, the Company’s Current Report on Form 8-K filed with the SEC on July 20, 2022, and in the Company’s subsequent filings with the SEC. There may be additional risks that the Company does not presently know of or that the Company currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement to reflect events or circumstances after the date on which such statement is being made, or to reflect the occurrence of unanticipated events.

Reconciliation of GAAP to Non-GAAP Measures:

	For the quarter ended June 30		Year-Over-Year Δ
	2Q22 Actual	2Q21 Actual		%
Net Income (Loss)	$(2.1)	$(12.9)	$10.8	83.7%
Interest expense, (net)	$6.5	$5.7	$0.7	12.8%
Stock-based comp exp	$0.1	$3.8	$(3.7)	(98.0%)
Depreciation & amortization	$2.8	$3.3	$(0.5)	(16.3%)
Income tax provision	$0.2	$0.1	$0.2	293.3%
Gain on forgiveness of PPP loan	$(2.0)	$0.0	$(2.0)	n/m
Other expense (income), net	$(1.0)	$0.0	$(1.1)	n/m
Adjusted EBITDA	$4.4	$0.0	$4.4	n/m

	For the quarters ended June 30 and March 31		Quarter-Over-Quarter Δ
	2Q22 Actual	1Q22 Actual		%
Net Income (Loss)	$(2.1)	$(7.0)	$4.9	70.0%
Interest expense, (net)	$6.5	$6.1	$0.4	6.0%
Stock-based comp exp	$0.1	$0.1	$0.0	0.0%
Depreciation & amortization	$2.8	$2.8	$(1.0)	(1.8%)
Income tax provision	$0.2	$0.1	$0.2	329.1%
Gain on forgiveness of PPP loan	$(2.0)	$0.0	$(2.0)	n/m
Other expense (income), net	$(1.0)	$0.2	$(1.2)	n/m
Adjusted EBITDA	$4.4	$2.2	$2.2	100.2%

	For the six months ended June 30		Year-Over-Year Δ
	2022 Actual	2021 Actual		%
Net Income (Loss)	$(9.1)	$(25.6)	$16.5	64.5%
Interest expense, (net)	$12.6	$11.2	$1.4	12.6%
Stock-based comp exp	$0.2	$3.8	$(3.6)	(95.9%)
Depreciation & amortization	$5.6	$6.5	$(0.9)	(14.4%)
Income tax provision	$0.3	$0.1	$0.2	132.8%
Gain on forgiveness of PPP loan	$(2.0)	$0.0	$(2.0)	n/m
Other expense (income), net	$(0.9)	$0.0	$(0.9)	n/m
Adjusted EBITDA	$6.6	$(4.0)	$10.6	n/m

	For the quarter ended June 30		Year-Over-Year Δ
	2Q22 Actual	2Q21 Actual		%
Net Income (Loss)	$(2.1)	$(12.9)	$10.8	83.7%
Stock-based comp exp	$0.1	$3.8	$(3.7)	-98.0%
Amortization - intangibles	$1.6	$1.6	$0.0	0.0%
Income tax provision	$0.2	$0.1	$0.2	293.3%
One time expenses*	$(2.8)	$1.2	$(3.9)	n/m
Adjusted Net Income (Loss)	$(3.0)	$(6.3)	$3.3	53.0%

	For the quarters ended June 30 and March 31		Quarter-Over-Quarter Δ
	2Q22 Actual	1Q22 Actual		%
Net Income (Loss)	$(2.1)	$(7.0)	$4.9	70.0%
Stock-based comp exp	$0.1	$0.1	$0.0	0.0%
Amortization - intangibles	$1.6	$2.1	$(0.5)	(23.5)%
Income tax provision	$0.2	$0.1	$0.2	329.1%
One time expenses*	$(2.8)	$0.4	$(3.1)	n/m
Adjusted Net Income (Loss)	$(3.0)	$(4.4)	$1.5	33.0%

		For the six months ended June 30		Year-Over-Year Δ
		2022 Actual	2021 Actual		%
Net Income (Loss)	-	$(9.1)	$(25.6)	$16.5	64.5%
Stock-based comp exp		$0.2	$3.8	$(3.6)	(95.9%)
Amortization - intangibles		$3.2	$4.1	$(1.0)	(23.6%)
Income tax provision		$0.3	$0.1	$0.2	132.8%
One time expenses*		$(2.8)	$1.0	$(3.8)	n/m
Adjusted Net Income (Loss)		$(8.2)	$(16.6)	$8.3	50.3%

	For the quarter ended June 30		Year-Over-Year Δ
	2Q22 Actual	2Q21 Actual		%
Net Income (Loss)	$(2.1)	$(12.9)	$10.8	83.7%
Share count**	81.2	81.2	0.0	0.0%
GAAP EPS	$(0.03)	$(0.16)	$0.13	83.7%
Adjusted Net Income (Loss)	$(3.0)	$(6.3)	$3.3	53.0%
Share count (fully diluted)**	93.7	93.7	0.0	0.0%
Adjusted EPS	$(0.03)	$(0.07)	$0.04	53.0%

	For the quarters ended June 30 and March 31		Year-Over-Year Δ
	2Q22 Actual	1Q22 Actual		%
Net Income (Loss)	$(2.1)	$(7.0)	$4.9	70.0%
Share count**	81.2	81.2	0.0	0.0%
GAAP EPS	$(0.03)	$(0.09)	$0.06	70.0%
Adjusted Net Income (Loss)	$(3.0)	$(4.4)	$1.5	33.0%
Share count (fully diluted)**	93.7	93.7	0.0	0.0%
Adjusted EPS	$(0.03)	$(0.05)	$0.02	33.0%

	For the six months ended June 30		Year-Over-Year Δ
	2022 Actual	2021 Actual		%
Net Income (Loss)	$(9.1)	$(25.6)	16.5	64.5%
Share count**	81.2	81.2	0.0	0.0%
GAAP EPS	$(0.11)	$(0.32)	$0.20	64.5%
Adjusted Net Income (Loss)	$(8.2)	$(16.6)	$8.3	50.3%
Share count (fully diluted)**	93.7	93.7	0.0	0.0%
Adjusted EPS	$(0.09)	$(0.18)	$0.09	50.3%

* One time expenses are primarily PPP Loan related for 2022

** Share count is proforma as of the date of the business combination

For Further Information, Contact:

Public Relations
pr@mondee.com

Investor Relations
ir@mondee.com